Exhibit 10.5

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

This Second Amendment to Employment Agreement (“Agreement”) is entered into by and between AtlasClear Holdings, Inc., a Delaware corporation (the “Company”), and John Schaible (the “Executive”), as of the 24th day of September 2025 (the “Effective Date”). The Company and the Executive are referred to herein as the “Parties.”

WHEREAS, the Parties negotiated and entered into an Employment Agreement (“Employment Agreement”) dated September 19, 2025, whereby the Executive, per Section 4.4(c) of said agreement was to receive a performance-based stock option award which is set forth in Exhibit A to the Employment Agreement;

WHEREAS, the Parties have agreed to amend Exhibit A due to changes in the market cap of the Company to properly account for the original intention of the performance-based stock option and the current status of the Company; and

WHEREAS, the Executive and the Company have mutually agreed to the following recitals for the benefit of the Company.

AGREEMENT

NOW THEREFORE, in consideration of the mutual promises contained in this Agreement, The Executive and the Company agree and promise as follows:

1.	Definitions. Capitalized terms used but not defined herein shall have the meanings given to them in the Employment Agreement.

2.	Amendment to Agreement. The Employment Agreement is hereby amended as follows, effective as of the Effective Date:

Exhibit A of the Employment Agreement, herein below for reference, is hereby amended to delete the following table in its entirety:

Tranche	Shares (% O/S)	30-Day VWAP Trigger
1	1%	$1.55
2	1%	$2.06
3	1%	$2.58
4	1%	$3.09
5	1%	$3.61

3.	The table set forth in Exhibit A of the Employment Agreement is hereby replaced with the following table:

Tranche	Shares (% O/S)	10-Day VWAP Trigger
1	1%	$0.75
2	1%	$1.00
3	1%	$1.24
4	1%	$1.49
5	1%	$1.74

4.	Limited Effect of Amendment. Except as specifically amended by this Amendment, the Employment Agreement shall remain unaltered and in full force and effect as originally executed. All references to the Employment Agreement or this Agreement shall mean the Employment Agreement as amended by this Agreement.

5.	Miscellaneous. This Amendment may be executed and delivered in multiple counterparts (and by DocuSign or email with scan attachment). Each such counterpart shall be deemed to be an original for all purposes, and all such counterparts shall collectively constitute one agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date(s) set forth below.

AtlasClear Holdings, Inc.

By:	/s/ Thomas J. Hammond
Name:	Thomas J. Hammond
Title:	Chairman Compensation Committee

Signature:	/s/ John Schaible
Name:	John Schaible